                                                                   EXHIBIT 10.21

                                FIRST AMENDMENT
                                      TO
                      SUBSCRIPTION AND EXCHANGE AGREEMENT

     This First Amendment to Subscription and Exchange Agreement (the "First
                                                                       -----
Amendment"), dated as of January 12, 2000, is between Group Maintenance
---------
America Corp., a Texas corporation (the "Company"), and BOSS II, LLC, a Delaware
                                         -------
limited liability company (the "Investor"). As used in this Agreement, the
                                --------
term "Party" refers to the Company or the Investor, individually, and the term
      -----
"Parties" refers to the Company and the Investor, collectively.
--------

      WHEREAS, the Company and the Investor are parties to that certain Subscription and Exchange Agreement dated November 2, 1999 (the "Subscription
                                                                -------------
Agreement"); and
---------

     WHEREAS, pursuant to Section 9.1 of the Subscription Agreement, the Company and the Investor wish to amend the Subscription Agreement in the manner set forth in this First Amendment;

     NOW THEREFORE, in consideration of the foregoing and the agreements set forth herein, each of the Parties agrees as follows:

I.        DEFINED TERMS AND ACKNOWLEDGMENT
          --------------------------------

     Unless otherwise defined herein, capitalized terms have the respective meanings set out in the Subscription Agreement. Further, except as amended herein, each of the Company and the Investor acknowledge and confirm each and every term and provision of the Subscription Agreement.

II.  AMENDMENTS
     ----------

     A. Exhibit B to the Subscription Agreement is hereby deleted in its entirety and replaced in its entirety with the Exhibit B attached hereto as Annex I
                    -------

     B. Exhibit 7.3(d) to the Subscription Agreement is hereby deleted in its entirety and replaced in its entirety with the Exhibit 7.3(d) attached hereto as Annex II
                    --------


III. MISCELLANEOUS
     -------------

     A.   Miscellaneous.  The provisions of Article IX of the Subscription
          -------------
Agreement shall apply to this First Amendment and are hereby incorporated into this First Amendment in their entirety except that the word "Agreement" as used in Article IX shall be construed to mean the Subscription Agreement as amended by this First Amendment where appropriate.

     B.   Entire Agreement; Third Party Beneficiaries.  This First Amendment and
          -------------------------------------------
the Subscription Agreement (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     C.   Counterparts.  This First Amendment may be executed in two or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     D.   Assignment.  Neither this First Amendment, the Subscription Agreement
          ----------
nor any of the rights, interests or obligations hereunder or thereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, that an Investor may
                                              --------
assign its rights, interests and obligations to an Affiliate without the consent of the Company. The Subscription Agreement, as amended by this First Amendment, will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

        (The remainder of this page has been intentionally left blank.)

     IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered on the date first herein above written.

                                   Company:

                                   GROUP MAINTENANCE AMERICA CORP.

                                   By:__________________________________

                                   Name:________________________________

                                   Title:_______________________________

                                   Investor:

                                   BOSS II, LLC

                                   By:__________________________________

                                   Name:________________________________

                                   Title:_______________________________

                                    ANNEX I

                                                                       EXHIBIT B
                        GROUP MAINTENANCE AMERICA CORP.

                           STATEMENT OF DESIGNATION

                       7.25% CONVERTIBLE PREFERRED STOCK

          Pursuant to Article 2.13 of Texas Business Corporation Act



A.   The name of the corporation is Group Maintenance America Corp.

B. The following preamble and resolution were duly adopted by the Board of Directors (the "Board of Directors") of Group Maintenance America Corp., a Texas corporation (the "Corporation"), on __________, pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act:

     WHEREAS, the Articles of Incorporation of the Corporation (the "Articles of Incorporation") authorize the issuance of a class of preferred stock, par value $.001 per share (the "Preferred Stock"), by the Corporation;

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of the Articles of Incorporation, the Board of Directors hereby authorizes the issuance of a series of Preferred Stock, and the Board of Directors hereby fixes and determines the designation, preferences, limitations and relative rights, including voting rights, thereof or so much thereof as shall not be fixed and determined by the Articles of Incorporation, as follows:

          1.   Establishment and Designation of Series.
               ---------------------------------------

               There is hereby established out of the authorized but unissued shares of Preferred Stock a series of Preferred Stock to be designated 7.25% Convertible Preferred Stock (the "Convertible Preferred Stock"), to consist of an aggregate of 260,000 shares and to have the designations, preferences, limitations and relative rights, including voting rights, thereof, as set forth herein.

          2.   Dividends.
               ---------

           (a) The holders of the outstanding shares of Convertible Preferred Stock shall be entitled to receive dividends at the Applicable Dividend Rate on the Accumulated Amount, if, as and when declared by the Board of Directors out of funds legally available therefor. Such dividends shall be payable in arrears on each of March 31, June 30, September 30 and December 31 (each, a "Preferred Dividend Payment Date"), the first such Preferred
                  -------------------------------
     Dividend Payment Date being March 31, 2000, except that if any Preferred Dividend Payment Date is not a Business Day, then the Preferred Dividend

Payment Date shall be on the first immediately succeeding Business Day. Such dividends shall accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) commencing on the date of issuance, and shall compound, if not paid in cash when due, on the next Preferred Dividend Payment Date, regardless of whether the Board has declared a dividend payment or whether there are any profits, surplus or other funds of the Corporation legally available for dividends.

     (b) During the Initial Dividend Period, dividends accruing during any quarterly dividend period shall be payable in cash out of funds legally available therefor at the option of the Company.

     (c) During the Second Dividend Period, dividends accruing during any quarterly dividend period shall be paid in cash, out of funds legally available therefor.

     (d) In the event a Change of Control occurs prior to the fifth anniversary of the Original Issuance Date, the holders of the outstanding shares of Convertible Preferred Stock, as of the close of business on the Business Day immediately preceding the date of consummation of the Change of Control, shall be entitled to receive, out of funds legally available therefor, all accrued or accumulated and unpaid dividends as of the date of the consummation of such Change of Control and the lesser of (i) all dividends that would accrue from the date of the consummation of such Change of Control through the fifth anniversary of the Original Issuance Date and (ii) all dividends that would accrue from the date of the consummation of such Change of Control through the date that is two and one-half (2 1/2) years from the date of the consummation of the Change of Control, such dividends to be paid in cash, provided that, any holder of Convertible Preferred Stock who converts such shares into shares of Common Stock pursuant to Section 4 hereof after receipt of a notice from the Corporation pursuant to Section 6 hereof and prior to the date of consummation of the Change of Control to which such notice relates, may elect to receive the sum payable pursuant to this paragraph in the form of cash, shares of Common Stock or any combination thereof, all as specified in such holder's notice of election to convert. Shares of Common Stock issued pursuant to the foregoing election shall be valued at the Fair Market Value as of the date of consummation of the Change of Control. Any holder of Convertible Preferred Stock who elects to require the Company to redeem the Convertible Preferred Stock upon a Change of Control in accordance with Section 6 hereof, shall be entitled to receive an amount equal to the amount of such dividends, in cash, as part of the amount paid for such redemption under Section 6(a). Payment of the amount specified in clauses (i) and (ii) in accordance with this Section shall satisfy in full the obligation of the Corporation to otherwise make such dividend payments on the scheduled Preferred Dividend Payment Dates.

     (e) The dividends payable with respect to the Convertible Preferred Stock on each Preferred Dividend Payment Date pursuant to Sections 2(a) through (c) shall be paid to the holders of shares of the Convertible Preferred Stock as they appear on the stock records of the Corporation on such date (the "Preferred
                                                                       ---------
Record Date") as shall be fixed by the Board, which Preferred Record Date shall
-----------
not be more than 40 days prior to the applicable Preferred Dividend Payment Date and shall not precede the date upon which the resolution fixing such Preferred Record Date is adopted.

          (f) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued or accumulated with respect to the Convertible Preferred Stock, such payment shall be distributed ratably among the holders of the shares of Convertible Preferred Stock based upon the number of shares of Convertible Preferred Stock then held by each holder.

          (g) In addition to all dividends payable pursuant to Sections 2(a) through (d), whenever the Corporation shall declare any dividend on its Common Stock (other than a distribution described in Section 4(e)(5) or a dividend described in Section 4(e)(11) (a "Common Dividend")), the holders
                                                ---------------
     of the outstanding shares of Convertible Preferred Stock shall have the option, exercisable by the Requisite Convertible Preferred Shareholders to
     (i) participate in such dividends on a ratable basis with such Common Stock, pro rata in accordance with the number of shares of Common Stock
            --------
     into which such shares of Convertible Preferred Stock are then convertible (the "Cash Election"), or (ii) reduce the Conversion Price then in effect
           -------------
     by the amount of dividends payable with respect to one share of Common Stock or, if not payable in cash, by an amount equal to the Fair Market Value of such dividends. The Corporation shall notify each holder of Convertible Preferred Stock within two Business Days following the date on which the Board declares a Common Dividend, which notice shall specify the amount of such dividend per share of such Common Stock. If the Corporation shall have received, prior to the 10th day following the date of such notice from the Corporation (the "Determination Date"), notices from the Requisite Preferred Shareholders electing the Cash Election, then the holders of record of Convertible Preferred Stock as of the Determination Date shall be entitled to receive, out of funds legally available therefor, the Common Dividend in accordance with clause (i). Any such dividend shall be payable no later than 10 Business Days after the Determination Date. Unless a Cash Election has been made prior to the Determination Date, the adjustment to the Conversion Price specified in clause (ii) shall become effective as of the close of the business on the Determination Date.

          3.   Liquidation.
               -----------

          Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation and the liquidation preference of any class or series of capital stock of the Corporation ranking senior to the Convertible Preferred Stock, the holders of Convertible Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its shareholders, with respect to each share of Convertible Preferred Stock, an amount equal to the greater of (i) the Liquidation Amount of such share and (ii) the amount the holder of such share would have received if such holder had converted such share of Convertible Preferred Stock into shares of Common Stock immediately prior to such Liquidation, before any distribution shall be made to the holders of the Common Stock or any other class or series of capital stock of the Corporation ranking junior to the Convertible Preferred Stock. If upon any Liquidation the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of Convertible Preferred Stock the full amount to which they shall be entitled, the holders of Convertible Preferred Stock shall share in any distribution of assets pro rata in accordance with the total amount that
                           --------
each such holder would have received had there been such sufficient assets.

          4.   Conversion.
               ----------

          (a) Upon the terms set forth in this Section 4, each holder of shares of Convertible Preferred Stock shall have the right, at such holder's option, at any time and from time to time, to convert all or any portion of such shares into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the aggregate Liquidation Amount of the shares of Convertible Preferred Stock to be converted by (B) the Conversion Price (as defined below), as last adjusted and then in effect, by surrender of the certificate or certificates representing such shares in accordance with this Section 4. The initial conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Convertible Preferred Stock (the "Conversion Price") shall be $14.00, subject to adjustment as set forth
      ----------------
     herein.

          (b) Any holder of shares of Convertible Preferred Stock electing to convert all or any portion of the shares in accordance with Section 4(a) above shall give written notice to the Corporation as specified herein (which notice may be given by facsimile transmission) that such holder elects to convert the same and shall state therein the number of shares of Convertible Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter, the holder shall surrender the certificate or certificates representing the shares of Convertible Preferred Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for such shares, or at such other place designated by the Corporation, provided that the Corporation shall at all times maintain an office or agency for such purposes. The Corporation shall, promptly upon receipt of such notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares of Convertible Preferred Stock that have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled (in the number(s) and denomination(s) designated by such holder), and the Corporation shall deliver to such holder a certificate or certificates for the number of shares of Convertible Preferred Stock that such holder has not elected to convert. To the extent the holder requests that the shares of Common Stock to be issued upon conversion shall be issued in the name of any Person other than the holder of the Convertible Preferred Stock surrendered for conversion, such holder shall deliver to the Corporation (and its transfer agent, if applicable) such documents and certificates, including, if requested, an opinion of counsel to the effect that the transfer thereof will not constitute a violation of the Securities Act of 1933, as amended, or state securities laws. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of Common Stock upon the conversion of Convertible Preferred Stock or due on the issuance of a new certificate or certificates for any Convertible Preferred Stock not converted, other than any tax in respect of any transfer involved in any issuance of shares of Common Stock in a name other than the name in which the shares of Convertible Preferred Stock so converted were registered. The conversion right with respect to any shares of Convertible Preferred Stock shall be deemed to have been exercised at the earliest date upon which both the notice of conversion referred to in the first sentence of this paragraph and the certificates therefor shall have been so delivered (the "Conversion Date") and the
                                                 ---------------
     Person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock upon that date.

          (c) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Convertible Preferred Stock. The number of full shares of Common Stock issuable upon conversion of Convertible Preferred Stock shall be computed on the basis of the aggregate number of shares of such Convertible Preferred Stock to be converted. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any such shares, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of
     (i) the Fair Market Value of one share of Common Stock and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as shareholders of the Corporation in respect of such fractional interests.

          (d) The Corporation shall reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of all of the then-outstanding shares of Convertible Preferred Stock. For the purposes of this Section 4(d), the full number of shares of Common Stock then issuable upon the conversion of all then-outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all outstanding shares of Convertible Preferred Stock were held by a single holder. The Corporation shall from time to time, in accordance with the laws of the State of Texas and its articles of incorporation, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Convertible Preferred Stock at the time outstanding. All shares of Common Stock issued upon conversion of the shares of Convertible Preferred Stock shall be validly issued, fully paid and nonassessable.

          (e) The Conversion Price shall be subject to adjustment from time to time as follows:

                    (1) If the Corporation shall, (A) at any time or from time to time after the Original Issuance Date through the date that is two and one-half (2 1/2) years after the Original Issuance Date, issue any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, other than Excluded Stock, without consideration or for a consideration per share less than the greater of (x) the Conversion Price or (y) the Fair Market Value of the Common Stock, in effect immediately prior to the issuance of such Common Stock or securities, or (B) at any time or from time to time after the date that is two and one-half (2 1/2) years after the Original Issuance Date, issue any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, other than Excluded Stock, without consideration or for a consideration per share less than the Fair Market Value of the Common Stock, in effect immediately prior to the issuance of such Common Stock or securities, then such Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the price obtained by multiplying:

                         (A)  the Conversion Price at which shares of
               Convertible Preferred Stock were theretofore convertible by

                         (B) a fraction of which (x) the denominator shall be the number of shares of Common Stock outstanding on a fully-diluted basis immediately after such issuance and (y) the numerator shall be the sum of (1) the number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to the date of such issuance and (2) the number of additional shares of Common Stock which the aggregate offering price of the number of shares of Common Stock so offered would purchase at the greater of the Conversion Price or the Fair Market Value per share of Common Stock.

               (2) If the Corporation shall, at any time or from time to time after the Original Issuance Date, directly or indirectly, redeem, purchase or otherwise acquire any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, for a consideration per share greater than the Fair Market Value (plus, in the case of such options, rights, or securities, the additional consideration required to be paid to the Corporation upon exercise, conversion or exchange) for shares of Common Stock in effect immediately prior to such event, then such Conversion Price, as in effect immediately prior to each such event, shall forthwith be lowered to a price equal to the price obtained by multiplying:

                    (A) the Conversion Price at which shares of Convertible Preferred Stock were theretofore convertible by

                    (B) a fraction of which (x) the denominator shall be the Fair Market Value per share of Common Stock immediately prior to such event and (y) the numerator shall be the result of dividing:

                             (i) (1) the product of the number of shares of Common Stock outstanding on a fully-diluted basis and the Fair Market Value per share of Common Stock, in each case immediately prior to such event, minus (2) the aggregate consideration paid by the Corporation in such event (plus, in the case of such options, rights, or convertible or exchangeable securities, the aggregate additional consideration to be paid by the Corporation upon exercise, conversion or exchange), by

                              (ii)  the number of shares of Common Stock
                         outstanding on a fully-diluted basis immediately after such redemption.

               (3) For the purposes of any adjustment of the Conversion Price pursuant to Sections 4(e)(1) or (2) above, the following provisions shall be applicable:

                         (A) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor by the investors without deducting any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof that are usual and customary for such a transaction. Notwithstanding anything provided above to the contrary, for purposes of issuances described in this clause, Fair Market Value for such issuance shall be deemed to be the lesser of (i) the Closing Price on the date of the execution of the underwriting, placement, subscription or purchase agreement executed in connection with such offering or placement and (ii) the Fair Market Value (as defined herein) determined as of the date of the execution of the underwriting, placement, subscription or purchase agreement executed in connection with such offering or placement.

                         (B) In the case of the issuance of Common Stock for consideration consisting in whole or in part other than cash, the value of such non-cash consideration shall be deemed to be the fair market value thereof as determined in good faith by the Board or a duly authorized committee thereof, irrespective of any accounting treatment. Notwithstanding anything provided above to the contrary, for purposes of issuances described in this clause, Fair Market Value for such issuance shall be deemed to be the fair market value as determined in good faith by the Board or a duly authorized committee thereof, irrespective of any accounting treatment, as of the date of the approval of such transaction by the Board or appropriate committee of the Board.

                         (C) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, except for options to acquire Excluded Stock:

                                   (i)  the aggregate maximum number of shares
                              of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4(e)(3)(A) and (B) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                  (ii)  the aggregate maximum number of shares
                              of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4(e)(3)(A) and (B) above); and

                                  (iii) on any change in the number of shares or
                              exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change;

                                  (iv)  Upon the expiration of the right to
                              convert, exchange or acquire Common Stock in accordance with the terms of any securities, the issuance of which securities had effected an adjustment to the Conversion Price pursuant to the terms of this Section 4(e), if any such securities shall not have been converted, exercised or exchanged prior to such expiration, the number of shares of Common Stock deemed to have been issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such security pursuant to Section 4(e)(l)
                              above, shall no longer be computed as set forth above and the Conversion Price shall forthwith be readjusted and thereafter be the price at which it would have been had the adjustment to the Conversion Price made upon the issuance or sale of any such security been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange thereof and thereupon only the number of additional shares of Common Stock actually so issued shall be deemed to have been issued and the only consideration actually received by the Corporation (computed as set forth above) shall be deemed to have been received by the Corporation; and

                                  (v) No further adjustment of the Conversion Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

                    (4) All calculations under this Section will be made to the nearest one-hundredth of a cent or to the nearest whole share, as the case may be. No adjustment to the Conversion Price will be required unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Conversion Price; provided, however, that any adjustments which by reason of this clause (4) are not required to be made will be carried forward and taken into account in a subsequent adjustment, if any.

                    (5) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then the provisions of Section 4(e)(1) shall not apply and, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Convertible Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                    (6) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                    (7) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation (other than the Merger), each share of Convertible Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Convertible Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers.

                    (8) In any case in which the provisions of this Section 4(e) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (1) issuing to the holder of any share of Convertible Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 4(c) above; provided, however, that the
                                               --------  -------
               Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

                    (9) Whenever a Conversion Price shall be adjusted as provided in this Section 4(e), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief financial officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Convertible Preferred Stock affected by the adjustment at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included, as part of any notice required to be mailed under the provisions of this Section 4(e) below.

                    (10) If the Corporation shall propose to take any action of the types described in clauses (5), (6) or (7) of this Section 4(e), the Corporation shall give notice to each holder of shares of Convertible Preferred Stock, in the manner set forth in clause
               (9) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.

     Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Convertible Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (11) Without duplication of any other adjustment provided for in this
     Section 4, at any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that each holder of Convertible Preferred Stock shall have the option to (i) receive as part of such dividend or distribution the number of securities of the Corporation which such holder would have received had its shares of Convertible Preferred Stock been converted into shares of Common Stock immediately prior to the date of such event or (ii) receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which such holder would have received had its shares of Convertible Preferred Stock been converted into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this Section 4 with respect to the rights of such holder of Convertible Preferred Stock.

          (12) If the Corporation issues any securities after the Original Issuance Date containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this Section 4, such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Statement and, to the extent inconsistent with any provision of this Statement, shall be deemed to be substituted therefor.

     5.  Redemption at Option of the Corporation.
         ---------------------------------------

     (a) The Corporation shall have the right to redeem, at any time after the fifth anniversary of the Original Issuance Date, out of funds legally available for such purpose, all, but not less than all, of the shares of Convertible Preferred Stock then outstanding, for an amount per share (the "Corporation
                                                                -----------
Redemption Price"), which shall be payable in cash, as set forth below:
----------------

               (i) 103% of the Liquidation Amount, if such redemption occurs on or after the fifth anniversary of the Original Issuance Date and before the sixth anniversary date of the Original Issuance Date;

               (ii) 102% of the Liquidation Amount, if such redemption occurs on or after the sixth anniversary of the Original Issuance Date and before the eighth anniversary date of the Original Issuance Date; and

               (iii) 101% of the Liquidation Amount, if such redemption occurs on or after the eighth anniversary of the Original Issuance Date but prior to the Maturity Date.

          (b) Not less than 20 nor more than 60 days (such date as fixed by the Board of Directors of the Corporation is referred to herein as the "Redemption
                                                                    ----------
Record Date") prior to the date fixed for any redemption of shares of the
-----------
Convertible Preferred Stock pursuant to this Section 5, a notice specifying the time and place of the redemption, the redemption price and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record on the Redemption Record Date of the shares of the Convertible Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, calling upon each holder of record to surrender to the Corporation on the redemption date at the place designated in the notice such holder's certificate or certificates representing the number of shares specified in the notice of redemption. Neither failure to mail such notice, nor any defect therein or in the mailing hereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. On or after the redemption date, each holder of shares of Convertible Preferred Stock to be redeemed shall present and surrender such holder's certificate or certificates for such shares to the Corporation at the place designated in the redemption notice and thereupon the Corporation Redemption Price shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled.

          (c) If a notice of redemption has been given pursuant to this Section 5 and if, on or before the redemption date, the funds necessary for such redemption (including all dividends on the shares of Convertible Preferred Stock to be redeemed that will accrue to the redemption date) shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares of Convertible Preferred Stock
    --- ----
so called for redemption, then, notwithstanding that any certificates for such shares of Convertible Preferred Stock have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of the Convertible Preferred Stock to be redeemed, and the holders of such shares shall cease to be shareholders with respect to those shares and shall have no voting or other rights with respect thereto, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares of Convertible Preferred Stock evidenced thereby shall no longer be outstanding, provided, however, nothing in this
                                             --------  -------
     Section 5 will limit the right of the holders of shares of Convertible Preferred Stock to convert such shares after the notice of redemption has been given and prior to the redemption date in accordance with Section 4. If the holder of any shares of Convertible Preferred Stock shall not, within one year after the redemption date, claim the amount deposited for the redemption thereof, such funds shall be released to the Corporation and held thereby until such holder shall make a claim therefor.

          (d) If a notice of redemption has been given pursuant to this Section 5 and any holder of shares of Convertible Preferred Stock shall, prior to the close of business on the Business Day immediately preceding the redemption date, give written notice to the Corporation pursuant to Section 4 above of the conversion of any or all of the shares to be redeemed held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, as required by
     Section 4 above), then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in Section 4 above, whereupon any funds deposited by the Corporation for the redemption of such shares shall immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall automatically and without further corporate action or notice be discharged from the trust.

          6.  Redemption at the Option of the Holders.
              ---------------------------------------

          (a) Each holder of Convertible Preferred Stock shall have the right to require the Corporation to redeem, out of funds legally available therefor, any or all of such holder's shares of Convertible Preferred Stock at the Redemption Price, plus the amount described in the first sentence of
     Section 2(d), in connection with the occurrence of a Change of Control as set forth herein.

          (b) The Corporation shall notify the holders of the Convertible Preferred Stock in writing promptly upon the occurrence of a Change of Control; provided, however, that any failure by the Corporation to provide
              --------  -------
     such notice shall not affect the right of the holders of shares of Convertible Preferred Stock to require a redemption of such shares in connection with such Change of Control. Such notice shall state the terms and conditions of such Change of Control.

          (c) In the event the Requisite Convertible Preferred Shareholders expect that a Change of Control will occur, the Requisite Convertible Preferred Shareholders may so notify the Corporation, which notice shall specify the circumstances constituting the expected Change of Control. Within three Business Days following the receipt by the Corporation of such notice, the Corporation shall notify each holder of Convertible Preferred Stock of the receipt of such notice from the Requisite Convertible Preferred Shareholders. For a period of 15 days following such notice by the Corporation, each holder of Convertible Preferred Stock may elect to have any or all of such holder's shares of Convertible Preferred Stock redeemed under this Section 6(c) by providing an irrevocable written notice (a "Section 6(c) Redemption Notice") to the Corporation of such election;
         ------------------------------
     provided, however, no redemption shall be effected prior to the
     --------  -------
     consummation of the Change of Control. The Corporation shall effect such redemption on the later to occur of (i) 15 days following receipt by the Corporation of such Section 6(c) Redemption Notice and (ii) the date of the consummation of such Change of Control (such date on which redemption is required, the "Redemption Date") and the holders of record of shares of
                    ---------------
     Convertible Preferred Stock being redeemed in accordance with this Section 6(c) shall promptly deliver certificates representing the shares being redeemed to the Corporation or its agents. If a holder has delivered a
     Section 6(c) Redemption Notice and no Change of Control shall have been consummated within 180 days from the date of such Section 6(c) Redemption Notice, then such Section 6(c) Redemption Notice shall be null and void and the holders shall again be entitled to deliver a new Section 6(c) Redemption Notice in accordance with the terms of this Section 6(c).

          (d) If the Corporation has delivered to the holders of the Convertible Preferred Stock a notice pursuant to Section 6(b) above that a Change of Control has occurred, each holder of Convertible Preferred Stock may elect to have any or all of such holder's shares of Convertible Preferred Stock redeemed under this Section 6(d) by providing an irrevocable written notice (a "Section 6(d) Redemption Notice") to the Corporation of such election at
         ------------------------------
     any time prior to the 90th day following the date of the Corporation's notice given pursuant to Section 6(b) (the "Expiration Date"). The
                                                 ---------------
     Corporation shall effect the redemption of all shares pursuant to this
     Section 6(d) on the date which is 15 days after the Expiration Date.

          (e) If, on or before any redemption date specified in paragraph (c) or
     (d) above, the funds necessary for such redemption (including all dividends on the shares of Convertible Preferred Stock to be redeemed that will accrue to the redemption date) shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares of Convertible Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares of Convertible Preferred Stock have not been surrendered for cancellation, on the redemption date, dividends shall cease to accrue on the shares of the Convertible Preferred Stock to be redeemed, and the holders of such shares shall cease to be shareholders with respect to those shares and shall have no voting or other rights with respect thereto, except the right to receive the monies payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares of Convertible Preferred Stock evidenced thereby shall no longer be outstanding. Upon delivery to the Corporation of an irrevocable notice from a holder of Convertible Preferred Stock pursuant to paragraph (c) or (d) above, the right of such holder to convert the shares of Convertible Preferred Stock to be redeemed into shares of Common Stock pursuant to Section 4 shall cease and terminate. If the holder of any shares of Convertible Preferred Stock shall not, within one year after the redemption date, claim the amount deposited for the redemption thereof, such funds shall be released to the Corporation and held thereby until such holder shall make a claim therefor. On and after the redemption date pursuant to either Section 6(c) or (d) above (unless default shall be made by the Corporation in the payment of the applicable Redemption Price, in which event such rights shall be exercisable until such default is cured), all rights in respect of the shares of Convertible Preferred Stock to be redeemed, except the right to receive the Redemption Price, shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

          (f) If the assets of the Corporation available for redemption of the Convertible Preferred Stock shall be insufficient to permit the payment of the entire Redemption Price required to be paid pursuant to this Section 6, then the holders of Convertible Preferred Stock shall share ratably in any such redemption based on the respective number of shares of Convertible Preferred Stock that each holder thereof holds.

          (g) Any communication or notice relating to redemption given pursuant to this Section 6 shall be sent by first-class certified mail, postage prepaid, to the holders of record of shares of Convertible Preferred Stock, at their respective addresses as the same shall appear on the books of the Corporation, or to the Corporation at the address of its principal, or registered office, as the case may be.

          (h) The Corporation shall not engage in any Sale of the Corporation transaction unless (i) if the Corporation shall be the surviving or continuing entity of such transaction, the Corporation shall, after consummation thereof, have sufficient funds to perform its obligations under this Section 6, and (ii) if the Corporation shall not be the surviving or continuing entity of such transaction, proper and adequate provision shall be made, in the definitive documentation providing for such transaction or otherwise, to ensure that the surviving or continuing corporation of such transaction shall expressly assume the Corporation's obligations under this Section 6 and shall have sufficient funds to perform its obligations under this Section 6.

          7.  Mandatory Redemption.
              --------------------

     On the Maturity Date, the Corporation shall redeem each outstanding share of Convertible Preferred Stock for the Liquidation Amount of such share at such time. If the assets of the Corporation available for redemption of the Convertible Preferred Stock shall be insufficient to permit the payment of the entire Liquidation Amount to which they shall be entitled, the holders of Convertible Preferred Stock shall share ratably in any such redemption based on the respective number of shares of Convertible Preferred Stock that each holder thereof holds.

          8.  Voting Rights.
              -------------

          (a) Except as otherwise expressly provided herein or required by law and so long as any shares of the Convertible Preferred Stock are outstanding, each share of Convertible Preferred Stock shall entitle the holder thereof to notice of and to vote, in person or by proxy, at any special or annual meeting of shareholders, on all matters entitled to be voted on by holders of Common Stock (and any other series or class of Voting Stock also entitled to vote with the holders of Common Stock), voting together as a single class with all other shares entitled to vote thereon. With respect to any such vote, each share of Convertible Preferred Stock shall entitle the holder thereof to cast that number of votes as is equal to the number of votes that such holder would be entitled to cast had such holder converted such share of Convertible Preferred Stock into shares of

     Common Stock as of the record date for determining the shareholders of the Corporation entitled to vote on any such matters.

          (b) At any time after the Original Issuance Date, the Corporation shall not, and shall not permit any Subsidiary to, without first obtaining the affirmative written consent or approval of the Requisite Convertible Preferred Shareholders:

               (i) in any manner authorize, create, designate, issue, sell or reclassify any class or series of capital stock of the Corporation (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends, distribution of assets or Redemptions, including, without limitation, distributions to be made upon a Liquidation, is pari passu with, is
                                                          ---- -----
          senior to the Convertible Preferred Stock or is mandatorily redeemable prior to the Convertible Preferred Stock or which in any manner materially adversely affects the rights, preferences or remedies of the holders of the Convertible Preferred Stock;

               (ii) in any manner alter or change the terms, designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions thereof, of the Convertible Preferred Stock;

               (iii) in any manner authorize, create, issue or sell any additional shares of Convertible Preferred Stock;

               (iv) amend, alter or repeal any of the provisions of (A) the Articles of Incorporation of the Corporation (as amended or restated) or (B) the By-laws of the Corporation, if such amendment, alteration or repeal would alter or change the rights, preferences or privileges of the holders of such Convertible Preferred Stock so as to adversely affect them.

               (v) declare or pay any dividend with respect to, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock of the Corporation ranking junior to the Convertible Preferred Stock, or any warrants or options to purchase any such capital stock, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Corporation or any Subsidiary (other than a declaration or payment of a stock dividend payable in shares of Common Stock to the holders of Common Stock); provided, however, that the Corporation may declare or pay any
                  --------  -------
          dividend on (or repurchase) the Common Stock if such amount, when combined with the sum of all other dividends declared or paid on (plus all amounts paid in the repurchase of), the Common Stock in the preceding twelve-month period, does not exceed 5% of the aggregate Fair Market Value of the Common Stock at the time of the declaration or payment of such dividend or commitment to repurchase, as the case may be;

               (vi) agree to, or permit any Subsidiary to agree to, any provision in any agreement that would by its terms impose any restriction on the ability of the Corporation to honor the exercise of any rights of the holders of the Convertible Preferred Stock;

               (vii) enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any transaction between the Corporation and any wholly-owned Subsidiary or between or among wholly-owned Subsidiaries) unless such transaction is (a) in the ordinary course of business of the Corporation and its Subsidiaries, and (b) upon fair and reasonable terms no less favorable to the Corporation and its Subsidiaries than they would obtain in a comparable arm's length transaction with a Person which is not an Affiliate

          9.  Board of Directors.
              ------------------

          (a) The holders of the Convertible Preferred Stock, voting as a separate class, shall be entitled to elect directors (the "Convertible
                                                                -----------
     Preferred Directors") to the Board as follows:
     -------------------

               (i) for so long as Apollo and its Affiliates hold in the aggregate Common Stock Equivalents representing at least 50% of the number of Conversion Shares issuable upon conversion of the Convertible Preferred Stock issued on the Original Issuance Date, Apollo shall be entitled to elect the greater of 3 directors or the number of directors that represents 30% of the Board, rounded up to the nearest whole director;

               (ii) for so long as Apollo and its Affiliates hold in the aggregate Common Stock Equivalents representing at least 25% of the number of Conversion Shares issuable upon conversion of the Convertible Preferred Stock issued on the Original Issuance Date, Apollo shall be entitled to elect the number of directors that represents 22% of the Board, rounded up to the nearest whole director;

               (iii) for so long as Apollo and its Affiliates hold in the aggregate Common Stock Equivalents representing at least 12 1/2% of the number of Conversion Shares issuable upon the conversion of the Convertible Preferred Stock issued on the Original Issuance Date, Apollo shall be entitled to elect the number of directors that represents 15% of the Board, rounded up to the nearest whole director.

          (b) In the event the number of directors the holders of Convertible Preferred Stock are entitled to elect decreases in accordance with paragraph (a) above, then the number of directors the holders of Convertible Preferred Stock are entitled to elect pursuant to paragraph (a) shall not thereafter be increased, irrespective of any subsequent acquisition of Common Stock Equivalents by Apollo and its Affiliates. In determining the number of directors the holders of the Convertible Preferred Stock shall be entitled to elect pursuant to paragraph (a) above, Apollo and its Affiliates shall be deemed to hold each Common Stock Equivalent that is held of record by Apollo or any of its Affiliates, or as to which Apollo or any of its Affiliates retains the entire economic interest.

          (c) Each committee of the Board shall include directors elected by the holders of shares of the Convertible Preferred Stock in the same proportion, rounded up to the nearest whole director, as such directors comprise the Board and the Corporation shall provide each Convertible Preferred Director with notice at least 48 hours prior to any meeting of the Board or any committee.

          (d) If an Event of Non-Compliance occurs (each, a "Trigger Event"),
                                                             -------------
     the Requisite Convertible Preferred Shareholders (voting as a separate class) shall have the special right to elect that number of individuals to the Board that will constitute a majority of the Board. Upon receipt by the Corporation of written notice of the occurrence of a Trigger Event signed by the Requisite Convertible Preferred Shareholders, the number of directors constituting the entire Board shall be increased by a number which, together with the number of directors which the holders of the Convertible Preferred Stock have elected pursuant to Section 9(a), shall constitute a majority of the number of directors constituting the entire Board. In case any vacancy shall occur among the directors elected by the holders of the Convertible Preferred Stock pursuant to Section 9(a) or 9(d), a successor shall be elected by the Convertible Preferred Directors (or by the holders of the Convertible Preferred Stock, in the event no such director remains in office). Upon receipt by the Corporation of written consents signed by or on behalf of the Requisite Convertible Preferred Shareholder designating the persons to fill the vacancy, created by increase or otherwise, the Board shall immediately fill such vacancies with the designees named in such notice. In lieu of delivery of notice to the Corporation described in the preceding sentence, at their discretion, the holders of the Convertible Preferred Stock, voting separately as a single class, may elect such directors at any annual meeting of the shareholders or any special meeting of the holders of the Convertible Preferred Stock called as hereinafter provided. At any time during which the power to elect any directors has been vested in the holders of Convertible Preferred Stock, the Secretary of the Corporation, upon written request of any holder of Convertible Preferred Stock, shall call a meeting of the holders of the Convertible Preferred Stock for the election of directors as provided herein. The rights of the holders of the Convertible Preferred Stock to increase the number of directors and designate such additional directors, as provided in this Section 9(d) shall continue until such time as there is no longer a Trigger Event in existence, at which time such special right shall terminate, subject to revesting upon the occurrence and continuation of any subsequent Trigger Event which gives rise hereunder. After the expiration of such Trigger Event, the term of office of the directors elected pursuant to the increase under this Section 9(d) shall automatically expire and the number of directors shall be reduced accordingly.

          (e) Any transferee of shares of Convertible Preferred Stock shall be required, as a condition to such transfer, to enter into a written agreement with the transferor and the Corporation, which agreement shall confer on Apollo (or such other Person as the Corporation shall approve), for so long as such shares remain outstanding, sole power and authority to vote such shares of Convertible Preferred Stock (at any meeting of shareholders or by execution of a written consent of shareholders), with respect to (i) any election of directors of the Corporation, including any election of directors pursuant to Section 9 of this Statement, or (ii) any matter described in Section 8(b)(vi). A counterpart of any such contract shall be deposited with the Corporation at its principal place of business or registered office and shall be subject to examination by shareholders, in accordance with Article 2.30 of the Texas Business Corporation Act. Upon any transfer in which the transferee does not agree to such contractual agreement described above, such shares of Convertible Preferred Stock shall automatically convert into a like number of Series B Convertible Preferred Stock, which shall be identical in all respects to the Convertible Preferred Stock, except such Series B Convertible Preferred Stock shall not
                      ------
     be entitled to vote (at any meeting of shareholders or by execution of a written consent of shareholders) with respect to (i) any election of directors of the Corporation, including any election of directors pursuant to Section 9, or (ii) any matter described in Section 8(b)(vi).

          10. Definitions.
              -----------

          As used herein, the following terms shall have the following meanings:

          "Accumulated Amount" means an amount per share of Convertible
           ------------------
Preferred Stock equal to the Original Cost plus the sum of all dividends accrued but unpaid as of the most recent Preferred Dividend Payment Date.

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person; provided that Affiliates of Apollo shall exclude any operating companies that would otherwise be deemed an Affiliate of Apollo, but shall include all investment partnerships and special purpose entities that are not operating companies, whether existing as of the date hereof or created hereafter, if the Persons controlling Apollo have a dominant management role in such entities. For the purpose of the above definition, the term "control" (including, with correlative meaning, the terms "controlling", "controlled by", and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Applicable Dividend Rate" means 7.25% per annum; provided however that the
      ------------------------                         --------
Applicable Dividend Rate shall be 9.25% upon the occurrence of and during the continuation of any Event of Non-Compliance until cured, except for any Event of Non-Compliance related solely to:

               (i) a breach by the Company of any provisions of the Purchase Agreement; or

               (ii)   any breach of Sections 15(a), (iii), (v), (vi), (vii), or
          (ix) through (xiii) (in the case of (xiii), only insofar as it relates to the foregoing clauses) of the Investor Rights Agreement that does not have a material adverse effect on the Corporation and its Subsidiaries, taken as a whole.

          "Apollo" means Apollo Management IV, L.P.
           ------

          "Appraisal Procedure" shall mean the following procedure to determine
           -------------------
the fair market value, as to any security, for purposes of the definition of "Fair Market Value" or the fair market value, as to any other property (in either case, the "valuation amount"). The valuation amount shall be determined in good faith jointly by the disinterested members of the Board and the Requisite Convertible Preferred Shareholders; provided, however, that if such
                                              --------  -------
parties are not able to agree on the valuation amount within a reasonable period of time (not to exceed twenty (20) days) the valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the disinterested members of the Board and the Requisite Convertible Preferred Shareholders. If the disinterested members of the Board and the Requisite Convertible Preferred Shareholders are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the disinterested members of the Board and the Requisite Convertible Preferred Shareholders, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the disinterested members of the Board and no more than three may be named by the Requisite Convertible Preferred Shareholders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The disinterested members of the Board and the Requisite Convertible Preferred Shareholders shall submit to the investment banking firm their respective determinations of the valuation amount, and any supporting arguments and other data as they may desire, within ten (10) days of the appointment of the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Corporation and the Requisite Convertible Preferred Shareholders and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment-banking firm shall be final and binding upon the parties. The party that submits the valuation amount that is not used by the investment banking firm to calculate the final valuation amount shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Corporation shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the

Corporation in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

               "Board" means the Board of Directors of the Corporation.
                -----
               "BOSC" means Building One Services Corporation, a Delaware
                ----
Corporation.
               "Business Day" means any day except a Saturday, Sunday or a day
                ------------
on which banking institutions are legally authorized to close in the City of New York
               "Change of Control" means the occurrence, after the date of the
                -----------------
consummation of the Merger, of any of the following events (each a "Change of Control"):

                    (i)   the Sale of the Corporation,

                    (ii)  the adoption of a plan relating to a Liquidation,

                    (iii) any "person" or "group" (as such terms are used in
                          Sections 13(d) and 14(d) of the Exchange Act), other than Apollo and its Affiliates, is or becomes the "beneficial owner" (as defined in Rules 13-d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock entitled to cast a majority of the votes entitled to be cast by the holders of the outstanding Voting Stock of the Corporation,

                    (iv) (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Apollo and its Affiliates, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock entitled to cast more than 30% of the votes entitled to be cast by the holders of the outstanding Voting Stock of the Corporation and (B) Apollo and its Affiliates beneficially owns, directly or indirectly, Voting Stock entitled to cast in the aggregate a lesser percentage of the votes entitled to be cast by the outstanding Voting Stock of the Corporation than such other person or group, or

                    (v) the first day on which a majority of the Common Stock Directors are not Continuing Directors.

               "Closing Price" means with respect to the shares of Common Stock
                -------------
on any day, (i) the last reported sales price, or in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the NYSE, or (ii) if the shares of Common Stock are not listed or admitted to trading on the NYSE, the last reported sales price, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or (iii) if the shares of Common Stock are not listed on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NYSE member firm selected from time to time by the Corporation for that purpose, or (iv) if such prices in the over-the-counter market are not available, the Fair Market Value.

               "Common Stock" means the Common Stock, par value $0.001, of the
                ------------
Corporation.

               "Common Stock Directors" means those directors who have not been
                ----------------------
elected by the holders of the shares of the Convertible Preferred Stock pursuant to Section 9.

               "Common Stock Equivalent" means one share of Common Stock or the
                -----------------------
right to acquire, whether or not immediately exercisable, one share of Common Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement, in each case, as adjusted to account for any stock splits, reverse stock splits, stock dividends or other similar events.

               "Consolidated Net Income" means, with respect to any Person, for
                -----------------------
any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains or losses from asset sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is by a contract, operation of law or otherwise prohibited, (e) the net income of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a wholly owned Subsidiary of the referent Person by such Person, and (f) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

               "Continuing Directors" means Common Stock Directors who were
                --------------------
directors on the Original Issuance Date or whose election to the Board, or whose nomination for election by the shareholders of the Corporation, was approved by a majority of the Common Stock Directors then still in office who were either directors on the Original Issuance Date or whose election or nomination for election was previously so approved.

               "Conversion Date" shall have the meaning set forth in Section
                ---------------
4(b).

               "Conversion Price" shall have the meaning set forth in Section
                ----------------
4(a).

               "Conversion Shares" means the shares of Common Stock issuable
                -----------------
upon conversion of the Convertible Preferred Stock, as adjusted to account for any stock splits, reverse splits, stock dividends or other similar events.

               "Corporation Redemption Price" shall have the meaning set forth
                ----------------------------
in Section 5(a).

               "Event of Non-Compliance" means the occurrence of any of the
                -----------------------
following:

                    (i) the Corporation fails to pay the dividends or distributions required pursuant to Section 2 hereof and such failure to pay continues 10 days after notice of such failure has been delivered by any holder of shares of Convertible Preferred Stock;

                    (ii) the Corporation fails to pay the full redemption price when due under Sections 5, 6 or 7 hereof;

                    (iii) any breach by the Corporation of Section 8(b) hereof, any other material breach by the Corporation of any of the terms and conditions hereof, or any material and intentional breach by the Corporation of any of the terms and conditions of the Investor Rights Agreement or the Purchase Agreement;

                    (iv) there is a payment default, or any other default giving rise to a right of acceleration, under any Indebtedness of the Corporation that has an aggregate principal amount outstanding, as of the date of such default or acceleration, in excess of $10,000,000 (after giving effect to any notice or cure period relating to such Indebtedness);

                    (v) the Corporation or any of its material Subsidiaries shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (B) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for any substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) fail generally to pay its debts as they become due or (G) take any corporate or shareholder action in furtherance of any of the foregoing; or

                    (vi) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Corporation or any of its material Subsidiaries, or of any substantial part of their respective property or assets, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for any substantial part of its property or (C) the winding-up or liquidation of any such Person, and such proceeding, petition or order shall continue unstayed and in effect for a period of 60 consecutive days.

               "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

               "Excluded Stock" means (i) shares of Common Stock issuable upon
                --------------
exercise of any warrants or options of the Corporation outstanding on the Original Issuance Date, (ii) shares of Common Stock issuable upon exercise of any warrant or option of BOSC assumed by the

Corporation in connection with the Merger, (iii) shares of Common Stock issued pursuant to the conversion of the Convertible Preferred Stock, (iv) shares of Common Stock issued as consideration pursuant to any acquisition by the Company or any Subsidiary of any Person or assets (an "Acquisition") if (x) the total consideration paid in such Acquisition is (based on total cash consideration, total Indebtedness assumed by the Company and its Subsidiaries and the Fair Market Value of the shares of Common Stock issued and other property paid) is less than 2.0% of the total assets of the Company and its Subsidiaries as of the end of its most recently completed fiscal quarter and (y) the Consolidated Net Income per outstanding share of Common Stock for the immediately preceding full twelve month period giving pro forma effect to such Acquisition, and related financing, as if such Acquisition were consummated at the beginning of such period is greater than the actual Consolidated Net Income per outstanding share of Common Stock for such period, (v) shares of Convertible Preferred Stock issued as dividends to the holders of Convertible Preferred Stock, (vi) shares of Common Stock or options issued pursuant to any Company or BOSC employee incentive or benefit arrangement existing on the date hereof pursuant to the terms thereof on the date hereof, (vii) shares of Common Stock or options issued pursuant to Corporation employee incentive or benefit arrangements adopted after the Original Issuance Date of substantially the same size and on terms that are no less favorable to the Company than such plans existing on the date hereof to become effective upon the termination of such existing plans to replace such existing plans and all outstanding options thereunder, (viii) shares of Common Stock issued pursuant to obligations to pay earnouts with respect to the Acquisitions described on Schedule I hereto in accordance with the agreements relating thereto, (ix) up to 2,500,000 shares of Common Stock under a new employee option plan to be instituted by the Corporation at the closing of the Merger, (x) up to 1,200,000 shares of Common Stock issued pursuant to a stock performance incentive plan no less favorable to the Corporation than the BOSC 1999 Stock Performance Incentive Plan (whether as an addition to such plan, or as a part of an expanded plan which incorporates the BOSC plan plus the additional 1,200,000 shares) and (xi) Common Stock issued to the shareholders of BOSC pursuant to the Merger Agreement.

               "Fair Market Value" means, as to any security, the average of the
                -----------------
Closing Prices of such security (i) averaged over a period of 21 days consisting of the day immediately preceding the day as of which "Fair Market Value" is being determined and the 20 consecutive Business Days prior to such immediately preceding day and (ii) excluding any trades that are not bona fide, arm's length transactions). If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Fair Market Value" of such security shall be the fair market value thereof as determined in accordance with the Appraisal Procedure, using an appropriate valuation method, assuming an arms-length sale to an independent party. In determining the fair market value of any class or series of Common Stock, a sale of all of the issued and outstanding Common Stock of the Corporation will be assumed, without giving regard to the lack of liquidity of such stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for Common Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase shares of such stock or securities convertible into or exchangeable for shares of such stock; provided, however that such assumption
                                       --------  -------
will not include those securities, rights and warrants convertible into Common Stock where the conversion, exchange or exercise price per share is greater than the fair market value; provided, further,
                       --------  -------
however, that fair market value shall be determined with regard to the relative
-------
priority of each class or series of Common Stock (if more than one class or series exists.)

               "Indebtedness" of any Person means, without duplication, (a) all
                ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds, debentures, notes or similar instruments, (c) all reimbursement obligations of such Person with respect to letters of credit and similar instruments, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services other than accounts payable incurred and paid on terms customary in the business of such Person, provided that Indebtedness shall include contingent purchase price obligations and other earnout obligations of the Corporation and its Subsidiaries incurred in connection with the acquisition of any business, to the extent that it is more likely than not that such obligations will be paid (it being understood that the "deferred purchase price" in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (f) all obligations secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person under forward sales, futures, options and other similar hedging arrangements (including interest rate hedging or protection agreements), (h) all guaranties by such Person of obligations of others and (i) all capitalized lease obligations of such Person.

               "Initial Dividend Period" means the period from and including the
                -----------------------
Original Issuance Date through and including the third anniversary of the Original Issuance Date.

               "Investor's Rights Agreement" means the Investor Rights Agreement
                ---------------------------
dated as of the Original Issuance Date among the Corporation and the Investor.

               "Investor" means BOSS II, LLC.
                --------

               "Lien" means any security interest, lien, pledge, claim, charge,
                ----
escrow, encumbrance, option, right of first offer, right of first refusal, preemptive right, mortgage, indenture, security agreement or other similar agreement, arrangement, contract, commitment, understanding or obligation, whether written or oral and whether or not relating in any way to credit or the borrowing of money.

               "Liquidation" means any voluntary or involuntary liquidation,
                -----------
dissolution, or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction.

               "Liquidation Amount" means, as to each share of Convertible
                ------------------
Preferred Stock, the Original Cost plus all accrued and unpaid dividends and all accumulated and unpaid dividends, whether or not declared and whether or not there are profits, surplus or other funds legally available for dividends, payable with respect to such share of Convertible Preferred Stock.

               "Maturity Date" means the 12th anniversary of the Original
                -------------
Issuance Date.

               "Merger" means the merger contemplated by the Agreement and Plan
                ------
of Merger dated November 2, 1999, by and between Group Maintenance America Corp. and Building One Services Corporation.

               "NASDAQ System" means the National Association of Securities
                -------------
Dealers Automated Quotation System.

               "Original Cost" means $1,000 per share.
                -------------

               "Original Issuance Date" for the Convertible Preferred Stock
                ----------------------
means the date of original issuance of the first share of such Convertible Preferred Stock.

               "Person" shall be construed broadly and shall include, without
                ------
limitation, an individual, a partnership, an investment fund, a limited liability corporation, a corporation, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               "Preferred Dividend Payment Date" shall have the meaning set
                -------------------------------
forth in Section 2(a).

               "Preferred Record Date" shall have the meaning set forth in
                ---------------------
Section 2(b).

               "Purchase Agreement" means the Securities Purchase Agreement
                ------------------
dated as of November 2, 1999 among the Corporation and the Investor.

               "Redemption Date" shall have the meaning set forth in Section
                ---------------
6(c).

               "Redemption Price" shall mean 101% of the Liquidation Amount.
                ----------------

               "Redemption Record Date" has the meaning set forth in Section
                ----------------------
5(b).

               "Requisite Convertible Preferred Shareholders" means, as of
                --------------------------------------------
any date of determination, the holders of a majority of the outstanding shares of Convertible Preferred Stock as of such date.

               "Sale of the Corporation" shall mean (i) the sale or other
                -----------------------
disposition, directly or indirectly, of all or substantially all of the Corporation's assets in one transaction or a series of transactions or (ii) the merger or consolidation of the Corporation with or into another Person, in the case of clause (ii) only, under circumstances in which the holders of Voting Stock entitled to cast a majority of the votes entitled to be cast by the holders of the Voting Stock of the Corporation, immediately prior to the merger or consolidation, own Voting Stock entitled to cast less than a majority of the votes entitled to be cast by the holders of the Voting Stock of the Corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such merger or consolidation. A sale (or sales) of one or more Subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.

               "Second Dividend Period" means the period from, but not
                ----------------------
including, the third anniversary of the Original Issuance Date through and including the Maturity Date.

               "Statement" means this Statement of designations, rights,
                ---------
preferences, powers, privileges and restrictions, qualifications, and limitations.

               "Subsidiary" means any entity of which a majority of the
                ----------
outstanding Voting Stock, is owned by the Corporation either directly or indirectly through Subsidiaries.

               "Trigger Event" shall have the meaning set forth in Section 9(d).
                -------------

               "Voting Stock" of a Person means any class or all classes of
                ------------
capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     IN WITNESS WHEREOF, Group Maintenance America Corp. has caused this Statement of Designation to be duly executed this __ day of ____________.

                                           GROUP MAINTENANCE AMERICA CORP.

                                           By:____________________________

                                           Name:__________________________

                                           Title:_________________________

                                   ANNEX II

                                EXHIBIT 7.3(d)

                                    [Date]

BOSS II, LLC
1301 Avenue of the Americas, 38th Floor
New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel for Group Maintenance America Corp. (the "Company") in connection with the issuance by the Company of _________ shares of convertible preferred stock, $.001 par value (the "Convertible Preferred Stock"). The Convertible Preferred Stock is being issued and sold on the date hereof by the Company to you pursuant to the Subscription and Exchange Agreement (the "Subscription and Exchange Agreement") dated as of November 2, 1999 between you and the Company. In connection with the Subscription and Exchange Agreement, the Company is also entering into the Investors' Rights Agreement (the "Rights Agreement") dated as of _________, 2000 between you and the Company and the Fee Letter (the "Letter") dated as of November 2, 1999 between you and the Company, and will file the Statement of Designation (the "Statement of Designation") relating to the Convertible Preferred Stock. The Subscription and Exchange Agreement, the Rights Agreement, the Letter and the Statement of Designation are herein collectively referred to as the "Transaction Documents." This opinion is being rendered to you pursuant to Section 7.3(d) of the Subscription and Exchange Agreement.

Before rendering the opinion hereinafter set forth, we have examined the Subscription and Exchange Agreement, the Rights Agreement, the Letter and the Statement of Designation, and have examined and relied as to matters of fact upon, the documents delivered to you today at the closing of the purchase and sale of the Convertible Preferred Stock (except the certificates representing the Convertible Preferred Stock of which we have examined a specimen). We have made such investigations of law and examined such other documents and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. In the course of the foregoing investigations and examinations, we assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as copies, (ii) the truthfulness of all statements of fact set forth therein, (iii) the due authorization, execution and delivery by the parties, other than

[Date]
Page 2

the Company, thereto of all documents and instruments examined by us (except with respect to the Company as set forth in paragraph 2 below), and (iv) that, to the extent such documents and instruments purport to constitute agreements of such parties (other than the Company), they constitute valid, binding and enforceable obligations of such parties.

Based on the foregoing and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the option that:

        1. The Company and each of its Material Subsidiaries (as defined in the Subscription and Exchange Agreement) is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation; and the Company and each [Material] Subsidiary has all requisite corporate power and authority to conduct the business in which it is engaged, to own and lease its assets and property, and with respect to the Company, to execute, deliver and perform its obligations under the Transaction Documents, to issue and sell the Convertible Preferred Stock pursuant to the Subscription and Exchange Agreement, and to issue the Common Stock initially issuable upon conversion of the Convertible Preferred Stock (the "Conversion Shares").

        2. The execution and delivery by the Company of the Transaction Documents and the consummation by the Company of its obligations thereunder (including, without limitation, the issuance of the convertible Preferred Stock and the Conversion Shares) have been duly authorized by all requisite corporate action on the part of the Company, and the Company has duly executed and delivered the Transaction Documents.

        3. The execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated therein do not (i) violate any provision of the Company's articles of incorporation or bylaws, (ii) violate any provision of any existing law, rule or regulation applicable to the Company or any order, writ, injunction or decree of any court or governmental agency known to us after due inquiry and having jurisdiction over the Company, or (iii) violate or cause a default under, or result in, or require the creation or imposition of any mortgage, pledge, charge, security interest or encumbrance upon any of the Company's properties, under any Material Contract, known to us after due inquiry, to which the Company is party.

[Date]
Page 3


       4. Each Transaction Document is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

       5. No authorization, approval, consent or order of, or filing with, any governmental agency having jurisdiction over the Company is required to be obtained by the Company but has not been obtained for the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated therein except as may be required by federal and state securities laws with respect to actions taken relative to the Company Indenture dated as of January 22, 1999.

       6. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       8. The Company is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       9. The Convertible Preferred Stock has been duly authorized and when issued and delivered against payment therefore, in accordance with the terms of the Subscription and Exchange Agreement, will be validly issued, fully paid and nonassessable. The Conversion Shares issuable as of the date hereof have been duly authorized and reserved for issuance, and when issued and delivered in accordance with the Statement of Designations, will be validly issued, fully paid and non-assessable. The issuance of the Convertible Preferred Stock and the Conversion Shares are not subject to any preemptive rights under Texas law, the Company's articles of incorporation or any currently existing contractual obligation known to us after due inquiry, except as may be granted in the Transaction Documents; and

       10. Assuming the accuracy of the representations and warranties of the Company and you in the Subscription and Exchange Agreement and the Letter Agreement dated November __, 1999 between the Company and Apollo Investment Fund IV, L.P., and Apollo Overseas Partners IV, L.P., no registration of the Convertible Preferred Stock under the Securities Act of 1933, as amended, is required for the valid sale to you today of the Convertible Preferred Stock.

The opinion set forth above is, with your concurrence, limited to the law of the State of Texas and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction nor do we express any opinion with respect to the

[Date]
Page 4

anti-fraud provisions of any state or federal securities laws. In this regard, we call to your attention the provisions of the Subscription and Exchange Agreement, the Rights Agreement and the Letter which provide that the law of the state of New York shall govern such agreements, and note that the laws of the State of New York may be materially different than the laws of the State of Texas. With respect to the opinion expressed in paragraph 1 above, we have, with your concurrence, relied exclusively upon certificates of public officials of the states of incorporation.

We express no opinion as to the enforceability of provisions in the Subscription and Exchange Agreement, the Rights Agreement and the Letter which provide that the agreements are to be government by and construed in accordance with the laws of the State of New York. With your concurrence we have assumed that, notwithstanding the governing law provisions of such agreement, that such agreements will be governed by the internal laws of the State of Texas without giving effect to any laws of conflict requiring the application of any other jurisdiction.

Whenever our opinion is based on circumstances "known to us after due inquiry," we have relied exclusively on certificates of officers (after the discussion of the contents thereof with such officers) of the Company or certificates of others as to the existence or nonexistence of the circumstances upon which such opinion is predicated. We have no reason to believe, however, than any such certificate is untrue or inaccurate in any material respect.

We have assumed, with your concurrence and without investigation, that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or any undue influence.

The enforceability of dividend, payment and redemption provisions in the Convertible Preferred Stock and the Statement of Designations is subject to the availability of sufficient funds legally available therefor.

In addition to the limitations and qualifications set forth above, the enforceability of obligations of the Company under any of the Transaction Documents is subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such principles are of general application, and in applying such principles a court, among other things, might decline to order the Company to perform covenants. Further, the enforceability of indemnification provisions contained in the Subscription and

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[Date]
Page 5

Exchange Agreement may be limited by applicable law or public policy.

This opinion is solely for your benefit pursuant to Section 7.3(d) of the Subscription and Exchange Agreement, and may not be used or relied upon by you for any other purpose and may not be used or relied upon for any purpose by any other person or entity without our express prior written authorization. Except for the use permitted herein, this opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without our express prior written authorization.

                                          Very truly yours,


                                          Bracewell & Patterson, L.L.P.